Exhibit 10.1

Exhibit A

To the Offering Memorandum

NEITHER THE UNITS NOR THE UNDERLYING COMMON SHARES OR WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THE COMMON STOCK NOR THE WARRANTS MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT. INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. PLEASE REVIEW THE RISK FACTORS INCLUDED IN THE OFFERING MEMORANDUM.

THE OFFERING IS BEING MADE SOLELY TO “ACCREDITED INVESTORS”, AS SUCH TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR FOREIGN RESIDENTS UNDER REGULATION S. NEITHER THE UNITS OR THE SHARES OF COMMON STOCK OR WARRANTS UNDERLYING SUCH UNITS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION AND WILL ONLY BE OFFERED AND SOLD IN RELIANCE ON AVAILABLE EXEMPTIONS THEREFROM

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR EQUIVALENT AUTHORITIES OF ANY OTHER JURISDICTION NOR HAVE ANY SUCH AUTHORITIES PASSED UPON, CONFIRMED OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR THE ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Redwood Scientific Technologies, Inc., a Nevada corporation (the “Company”) hereby offers (the “Offering”) up to $5,000,000 (the “Maximum Offering”) Units under this Unit Purchase Agreement consisting of shares of Common Stock and Warrants. The Units are being offered on a “best efforts” basis to selected, qualified accredited investors during an offering period expiring on April 30, 2015 (the “Offering Period”). The Offering Period may be extended for thirty (30) days at the Company's sole discretion; the Company need not give notice to any investors or potential investors if the Offering Period is so extended. The Company reserves the right to terminate the Offering at any time. A minimum subscription amount of $22,500 is necessary to participate in this Offering, subject to smaller investments with the consent of the Company.

REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”) is dated as of April 30, 2015 (the “Effective Date”) by and among Redwood Scientific Technologies, Inc., a Nevada corporation (the “Company”), and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

W I T N E S E T H:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

WHEREAS, the Company is offering under the Offering Memorandum dated March 12, 2015 (the “Offering Memorandum”) Units, each Unit consisting of: (a) 1 share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and, (b) a warrant (each, a “Warrant”, or collectively, the “Warrants”) to purchase one-half (1/2) share of Common Stock (such shares of common stock underlying the Warrants are hereinafter referred to as the “Warrant Shares,” the Warrants, the Warrant Shares and the Common Stock are sometimes collectively referred to as the “Securities”), to purchase shares of our common stock for a maximum of $5,000,000, (the “Maximum Offering Amount,” the final offering amount being hereinafter referred to as the “Offering Amount”).

AGREEMENT

NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

1.	PURCHASE AND SALE OF UNITS (COMMON STOCK AND WARRANTS)

1.1        Purchase and Sale of Units. Subject to the terms and conditions set forth herein, the Company is offering to each Purchaser the number of Units set forth opposite to such Purchaser’s name as set forth on Exhibit A hereto, up to $5,000,000. The Units are being offered at a price of $2.25 per Unit (the “Unit Price”), each Unit consisting of one share of the Common Stock and a three year callable warrant to purchase one-half (1/2) share of Common Stock, at an exercise price of $2.75 per whole share (the “Exercise Price”), substantially in the form attached hereto as Exhibit C, so that collectively, the Warrants provide fifty percent (50%) warrant coverage to the Purchasers. The terms and provisions of the Common Stock and Warrants are set forth therein. The minimum purchase shall be equal to $22,500 necessary to participate in this Offering, subject to smaller investments with the consent of the Company.

1.2        Closing. The closing of the transactions contemplated hereby shall take place on a rolling close basis. There is no minimum offering. The offering period and final closing date will be no later than 4:00 p.m. EST, on April 30, 2015 (unless otherwise extended for an additional 30 days at the Company's sole discretion) (the “Final Closing Date”), or at such other location, date and time, as may be agreed upon between Purchaser and the Company, or by facsimile or other electronic means (such closing being called the “Closing” and such date and time being called the “Closing Date”). The Purchaser shall not be entitled to notice if the Closing is extended for an additional 30 days.

(a)        Following the Initial Closing, which the Company may hold at any time, the Company may hold subsequent Closings up to and including the Final Closing Date for all or any portion of the remaining amount of the Offering not sold at the time of the Initial Closing or any subsequent Closing, provided, however, that such subsequent Closings must occur no later than the Final Closing Date.

(b)        On the Initial Closing Date and at each subsequent Closing until the Final Closing Date, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s “Purchase Price,” which shall be equal to the number of Units such Purchaser is purchasing multiplied by the Unit Price, as set forth on the Investor Questionnaire executed by such Purchaser. The Company shall deliver to each Purchaser its respective Unit, as determined pursuant to the details first set forth above, and the Company and each Purchaser shall deliver the other items set forth in Section 4.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 4.1 and 4.2, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

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(c)        Purchasers shall remit the Purchase Price as follows (collectively, the “Bank Account”):

WIRE TRANSFERS:

Bank Name & Address:	Citibank, US
160 West Foothill Blvd.,
Upland, CA 91786

ABA No.:	322271724

Account No.:	206083081

CHECKS:

Made payable to:	Redwood Scientific Technologies, Inc.

Mail to:	Citibank, US
160 West Foothill Blvd.,
Upland, CA 91786
Attn: Hector Gomez

(d)        All such checks and wire transfers remitted to the Company shall be accompanied by information identifying each Purchaser, subscription, the Purchaser’s social security or taxpayer identification number and address.

(e)        Following all closings and until the Final Closing Date, the Purchasers shall continue to wire funds and/or deliver checks payable to the Bank Account. At each subsequent Closing to be held on or before the Final Closing Date, all additional subscription proceeds from the sale of Units, net of any commissions or other offering expenses, will be remitted to the Company.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchasers that:

2.1        The Company and each subsidiary is a company duly organized, validly existing and in good standing under the laws of their respective state of incorporation. The Company and each subsidiary is not in violation of any of the provisions of its articles of incorporation, by-laws or other organizational or charter documents, each as may be amended (the “Internal Documents”). Except as described in the Offering Memorandum, the Company has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity. The Company is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise), properties or prospects of the Company.

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2.2        The Company has all power and authority to: (i) conduct its business as presently conducted and as proposed to be conducted as described in the Offering Memorandum; (ii) enter into and perform its obligations under this Agreement, Warrant, and Registration Rights Agreement (collectively, the “Transaction Documents”); and (iii) issue, sell and deliver the Units. The execution and delivery of each of the Transaction Documents and the issuance, sale and delivery of the Units has been duly authorized by all necessary corporate action. The Transaction Documents have been duly executed and when delivered will constitute upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3        The Securities will be duly and validly issued, fully paid and non-assessable, and free from all taxes or liens with respect to the issue thereof and shall not be subject to preemptive rights, rights of first refusal and/or other similar rights of stockholders of the Company and/or any other person.

2.4        Capitalization.  The capitalization of the Company is as set forth on the Offering Memorandum, which provides that there are 5,000,000 shares of Common Stock issued and outstanding as of the date of this Agreement and no more than 250,000 additional shares reserved under the Company’s equity incentive plan. Except as set forth on the Offering Memorandum, the Company has not issued any other shares of Common Stock or common stock equivalents since its inception.  Except as pursuant to this Agreement, no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and except as otherwise set forth on the Offering Memorandum, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or common stock equivalents. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

2.5        Other than as expressly disclosed in the Offering Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the other Transaction Documents by the Company or the consummation of any of the transactions contemplated hereby or thereby, and/or (ii) could reasonably be expected to have a material adverse effect on the Company’s operations.

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2.6        The Company is not in (i) violation or default of any provision of its Internal Documents; (ii) default or material violation of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; and/or (iii) default or material violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

2.7        The Company has filed all U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against the Company, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and except as set forth in or contemplated in the Offering Memorandum.

2.8        Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act of the Units is required for the offer and sale of the Securities to the Purchaser in the manner contemplated herein and in the Offering Memorandum.

2.9        The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall legally qualify the Securities for sale to the Purchasers in each Closing, as required under applicable securities or “blue sky” laws of the states of the United States (or obtain an exemption from such qualification), and shall pay all fees and expenses of such counsel in connection therewith, including, but not limited to, all state filing fees and such counsel’s legal fees and expenses.

2.10        The proceeds from the sale of the Units shall be used by the Company in the manner set forth under “Use of Proceeds” in the Offering Memorandum.

2.11        None of the information set forth in the Offering Memorandum contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

2.12        No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or his properties or assets. Neither the execution nor delivery of this Agreement by the Company, nor the consummation of the transaction contemplated hereby, will result in the imposition of any security interest upon the Shares.

2.13        Title to Securities. The Company owns beneficially and of record, and has good and indefeasible title to, the Securities, free of all security interests, pledges, charges, liens, or encumbrances of any kind.  The Company did not acquire any of the Securities in violation of any preemptive right of any person.

2.14        Securities Compliance and Restricted Shares. All shares are restricted in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended.

2.15        No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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2.16        Subsequent Closings/No Integration. The Company has not made any prior offering nor sold any securities in any prior offering that would be integrated pursuant to Rule 502(a) with the sale of the Securities and the transactions contemplated by this Agreement in which the Company has not taken reasonable steps to verify that the purchasers of such securities were accredited investors. Further, the Company covenants and agrees it shall take reasonable steps to verify that all investors are accredited investors in connection with (i) the offer, sale and issuance of the Securities pursuant to this Agreement in all Closings and (ii) pursuant to any other future securities offering that would be integrated with the transactions contemplated by this Agreement.

2.17        Certain Fees. Except for the placement agent(s) as set forth in Section 7.1, no brokers fees, finder’s fees or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents. The Company has agreed to pay the placement agent(s) a cash commission of six percent (6%) of funds raised in the Offering from persons introduced by such placement agent to the Company and a warrant commission of eight percent (8%) of the amount of Units sold in the Offering; placement agent warrants will have a term of three years and each will be exercisable for the purchase of one share of Common Stock at an exercise price equal to $2.25. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.18        Registration Rights. Except as contemplated in the Registration Rights Agreement, the form of which is attached as Exhibit D, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any subsidiaries.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

3.1        Organization. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

3.2        Authority. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

3.3        Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

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3.4        Purchaser Status. At the time Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it purchases the Units and exercises the Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (iii) “non U.S. Person” as defined under Regulation S of the Securities Act. The Purchaser has truthfully and accurately completed the Investor Questionnaire requested in this Agreement, attached as Exhibit B (and by signing this Agreement is deemed to have signed the Investor Questionnaire), which is hereby incorporated by reference, and will submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.5        Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

3.6        Ability to Bear Risk. Purchaser understands and agrees that purchase of the Securities is a high risk investment and Purchaser is able to afford and bear an investment in a speculative venture having the risks and objectives of the Company, including a risk of total loss of such investment. Purchaser must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration(s) are available.

3.7        Disclosure of Information. Purchaser has been given access to full and complete information regarding the Company and has utilized such access to Purchaser’s satisfaction for the purpose of obtaining such information regarding the Company as Purchaser has reasonably requested. In particular, Purchaser: (i) has received and thoroughly read and evaluated the Offering Memorandum, and any subsequent amendments or updates thereto, to which this Agreement is attached as an exhibit, as well as the Transaction Documents; and (ii) has been given a reasonable opportunity to review such documents as Purchaser has requested and to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities and the business and affairs of the Company and to obtain any additional information concerning the Company’s business to the extent reasonably available so as to understand more fully the nature of this investment and to verify the accuracy of the information supplied. The Purchaser is satisfied that it has received adequate information with respect to all matters which he/she/it consider material to its decision to make this investment.

3.8        No other documents. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Transaction Documents or as contained in documents so furnished to the Purchaser by the Company in writing.

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3.9        Restricted Securities. Purchaser understands that neither the Common Stock, Warrants nor the Warrants Shares have been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as otherwise provided herein or the Registration Rights Agreement, Purchaser acknowledges that the Company has no obligation to register or qualify the Securities. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.10     No Public Market. Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

3.11      Legends. Purchaser understands that the Securities may be notated with one or all of the following legends:

(a)        “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)        Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the stock certificate, instrument, or book entry so legended.

3.12        No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.13        Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that Purchaser is not liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Units.

3.14        Residence. Purchaser is presently a bona fide resident of the state or country represented on the signature page hereof and has no present intention of becoming a resident of any other state, country, or jurisdiction, and the address and Social Security Number/National Insurance Number (or other applicable number) or Employer Identification Number/Corporate Tax Reference Number (or other applicable number) set forth on the signature page hereof are Purchaser’s true and correct residential or business address and Social Security Number/National Insurance Number (or other applicable number) or Employer Identification Number/Corporate Tax Reference Number (or other applicable number).

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3.15        U.S. Person. If Purchaser is a “U.S. Person,” Purchaser: (i) if an individual, is at least 21 years of age; (ii) if an individual, is a citizen or resident of the United States; (iii) has adequate means of providing for Purchaser’s current needs and personal contingencies; (iv) has no need for liquidity in Purchaser’s investments; (v) maintains Purchaser’s principal residence or business at the address shown on the signature page hereof; (vi) warrants that all investments in and commitments to non-liquid investments are, and after Purchaser’s acquisition of the Securities will be, reasonable in relation to Purchaser’s net worth and current needs; and (vii) warrants that any financial information that is provided herewith by Purchaser, or is subsequently submitted by Purchaser at the request of the Company, does or will accurately reflect Purchaser’s financial condition with respect to which Purchaser does not anticipate any material adverse change.

3.16        Confidential Information. Each Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information is (i) known to the public through no fault of such Purchaser or his or its employees or representatives; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Securities, or (iii) to any general partner or affiliate of such Purchaser, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.16.

3.17        General. Such Purchaser understands that the Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Units.

4.	CONDITIONS PRECEDENT TO CLOSING

4.1        Conditions to Obligations of Purchaser. Purchaser’s obligation to purchase the Units pursuant to this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(a)        Representations and Warranties. The representations and warranties of the Company under Section 2 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to Purchaser in writing.

(b)        No Order Pending. There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

(c)        Delivery of Shares and Warrants. The Company shall have delivered to the Purchaser certificates for the shares of Common Stock and Warrants acquired by the Purchaser at the Closing, or within five (5) business days thereafter.

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(d)        Agreements, Conditions and Covenants. The Company shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

(e)        this Agreement and all Transaction Documents duly executed by the Company.

4.2        Conditions to Obligations of The Company. The Company’s obligation to sell and transfer the Shares pursuant to this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a)        This Agreement executed by the Purchaser.

(b)        The Company shall have received the Purchaser's Purchase Price.

(c)        Representations and Warranties. The representations and warranties of Purchaser under Section 3 of this Agreement and in the Investor Questionnaire, as well as the other information contained therein, shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

(d)        No Order Pending. There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

(e)        Agreements, Conditions and Covenants. Purchaser shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be formed or complied with by it on or before the Closing Date, including but not limited to remittance of the Purchase Price to the Company.

(f)        Investor Questionnaire. The Purchaser shall have submitted a complete Investor Questionnaire to the Company as per the instructions contained therein.

(g)        Board Approval. The Company's Board of Directors shall have approved each of the forms of Transaction Documents and the Offering contemplated hereby.

5.	COVENANTS

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein):

5.1        Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Transaction Documents, including filing a Form D with respect to the Units, as required under Regulation D and applicable “blue sky” laws if such Units are offered pursuant to Rule 506 of Regulation D (“Regulation D”) and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units to the Purchasers or subsequent holders.

5.2        Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares and the common stock in accordance with the terms, conditions and time periods set forth in the Transaction Documents

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5.3        No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

5.4        Registration Rights. The Purchasers are eligible for the registration rights set forth in the Registration Rights Agreement.

5.5        Intentionally Left Blank.

5.6        Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.7        Further Assurances.  The Company shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, United States Patent and Trademark Office and other financing statements not later than one (1) business day after the date hereof) that may be required under applicable law, or that the Purchasers may reasonably request, in order to effectuate the transactions contemplated by this Agreement.

5.8        Best Efforts. The Company shall exert its best efforts to satisfy the closing conditions set forth in Section 4.1 hereof or cause such closing conditions to be satisfied at or before the Closing.

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6.	OTHER AGREEMENTS OF THE PARTIES

6.1        Make Good.

(a)        In the event the Company has less than $20,000,000 in gross revenue or less than $1 in earnings before interest, taxes, depreciation and amortization (EBITDA) for the subsequent twelve months following the close of an aggregate of $6,500,000 in funding (including the gross proceeds from this Offering) (such 12 month period, the “Make Good Period”), the Company shall issue the Purchasers additional shares of common stock in an aggregate amount equal to twenty percent (20%) of the number of Shares issuable pursuant to this Offering (such additional shares, the “Make Good Shares”) on a pro rata basis among the Purchasers.

(b)        The Company shall use reasonable best efforts to distribute preliminary financial statements covering the Make Good Period within 45 days after the end of the Make Good Period and audited financial statements, if requested by the Purchasers sixty days after written notice of the request, for purposes of determining whether the Company is required to issue the Make Good Shares. If the Company fails to use reasonable best efforts to distribute such financial statements containing the information necessary to calculate the Company’s revenue, the number of Make Good Shares issuable shall instead be equal to one hundred percent (100%) of the number of Shares issuable pursuant to this Offering, issued on a pro rata basis among the Purchasers.

(c)        If the Company and the Purchasers disagree as to how many Make Good Shares are due, then such dispute shall be resolved as follows: in the case of a dispute as to the arithmetic calculation of Make Good Shares due, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the event giving rise to such dispute, as the case may be, to the Purchaser.  If the Purchaser and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Purchaser, then the Company shall, within one Business Day submit via facsimile the disputed arithmetic calculation of the interest payment to the Company’s independent, outside accountant.  The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the Purchaser of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.  The party whose calculation is furthest from the accountant’s determination or calculation, shall be obligated to pay the fees and expenses of such accountant.

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6.2        Per Share Purchase Price Protection. If the Company issues Common Stock or any type of securities giving rights to receive Common Stock at a price below the Unit Price, Purchasers will be extended full ratchet anti-dilution protection through the issuance of additional shares of Common Stock so that the number of shares of Common Stock issuable hereunder shall be increased such that the aggregate Purchase Price payable hereunder, after taking into account the dilutive issuance, shall be equal to the aggregate Purchase Price prior to such dilutive issuance; provided however, that such price protection shall not apply upon the issuance of (collectively, the “Excluded Securities”): (i) shares of Common Stock or options or warrants to purchase Common Stock to directors, officers, consultants or employees of the Company in their capacity as such pursuant to any stock or option plan duly adopted by the Board of Directors of the Company, which plan does not exceed 250,000 shares in the aggregate (an “Approved Stock Plan”), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Purchasers; (ii) shares of Common Stock issued upon the conversion or exercise of securities or rights directly or indirectly convertible into or exercisable or exchangeable, or rights that entitle the holders of Common Stock to purchase, Common Stock (such other securities or rights are hereinafter referred to as “Common Stock Equivalents”) (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued and outstanding on or prior to the Issue Date, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the Effective Date, the conversion or exercise price of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Common Stock Equivalents are (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) (nor is any provision of any such Common Stock Equivalents) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects the Purchasers; (iii) upon the issuance of the shares of Common Stock underlying the Bridge Notes and Bridge Warrants issued pursuant to the Bridge Financing (as defined in the Offering Memorandum); (iv) upon the issuance of shares of Common Stock as a result of any bonus, interest, make good provision or penalty issuable or payable pursuant to the terms of the Bridge Notes or the purchase agreement pursuant to which such notes were issued; (v) upon the issuance of Warrant Shares; (vi) upon the issuance of any Make Good Shares; (vii) upon the issuance of any warrants to the Placement Agent as compensation for the Offering and the issuance of any shares of common stock underlying such warrants; (viii) upon the issuance of any shares of common stock underlying the warrants issued to the Placement Agent pursuant to the Bridge Financing (as defined in the Memorandum) and (ix) upon the Company’s issuance of securities in connection with mergers, acquisitions, strategic license agreements and other partnering arrangements, including any such agreements in effect as of the Effective Date, so long as such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights. Notwithstanding the foregoing, any Common Stock issued or issuable to raise capital for the Company or its Subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (ix) above, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not constitute Excluded Securities.

7.	MISCELLANEOUS

7.1        Fees and Expenses. The Company has engaged Halen Capital Management, Inc. and its affiliated entities as exclusive placement agent for the Company (the “Placement Agent(s)”). The Company has agreed to pay the Placement Agent(s), in connection with sales of the Securities made to Persons introduced to the Company by any of them, respectively, the fees set described in Section 2.17 above and legal fees related hereto up to $15,000, which was previously paid. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

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7.2        Representations and Warranties. The representations and warranties of the Company and Purchaser shall survive the Closing and delivery of the Securities and the Warrants.

7.3        Indemnification. Purchaser agrees to indemnify and hold harmless the Company and the Placement Agent and each director, officer or agent thereof from and against any and all losses, damages, liabilities and expenses arising out of or in connection with any breach of, or inaccuracy in, any representation or warranty of the undersigned, whether contained in this Agreement or otherwise.

7.4        Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

7.5        Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Company or Purchaser without the prior written consent of each other party.

7.6        Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7        Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of laws thereof. Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in either the State Courts in Pinellas County, Florida, or in the United States District Court for the Middle District of Florida, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in persona jurisdiction of either the State Court in Pinellas County, Florida, or in the United States District Court for the Middle District of Florida in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the State Court in Pinellas County, Florida, or in the United States District Court for the Middle District of Florida agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

7.8        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

7.9        Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or if delivered by facsimile or electronic transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine):

(a)	if to Purchaser:

The address included on the Investor Questionnaire.

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(b)	if to The Company:

Redwood Scientific Technologies, Inc.

250 W. First Street, Suite 310

Claremont, CA 91711

Fax: 888-323-6960

Email: jesse@redwoodscientific.co

Attn: Jesse Thaler

with a copy to (which shall not constitute notice):

Hunter Taubman Weiss, LLP

130 W. 42nd Street, Suite 1050

New York, NY 10036

Fax: 212-202-6380

Email: rschmierer@huntertaubmanlaw.com

Attn: Rachael Schmierer

7.10        Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

7.11        Entire Agreement. This Agreement (including the Exhibits hereto), the Investor Questionnaire and the Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.12        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.13        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

7.15        WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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7.16        Replacement Of Securities. If any certificate or instrument evidencing any Unit is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Unit. If a replacement certificate or instrument evidencing any Unit is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.17        Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement and the other Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof and thereof, nor shall any delay or omission of any party to exercise any right hereunder and thereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.18        Successors And Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchaser, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part (i) to a third party acquiring its Common Stock or Warrants in a private transaction or (ii) to an affiliate, in each case, without the prior written consent of the Company or the other Purchasers, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchasers. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.19        Signature Page. It is hereby agreed that the execution by a Purchaser of this Agreement, in the place set forth herein, will constitute agreement to be bound by the terms and conditions hereof. It is hereby agreed by the parties hereby that the execution by the Purchaser of this Agreement, in the place set forth herein, will be deemed and constitute the agreement by the Purchaser to be bound by all of the terms and conditions of this Agreement, as well as by the Investor Questionnaire, the Warrants, the Registration Rights Agreement and all of the other documents constituting the Transaction Documents and will be deemed and constitute the execution by the Purchaser of all such Transaction Documents without requiring the Purchaser's separate signature on any of such Transaction Documents. Further, such signature will constitute the Purchaser's agreement that the information contained in the Investor Questionnaire is complete and accurate.

[signature pages follows]

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IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the date first written above.

REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

PURCHASER SIGNATURE PAGE TO

PURCHASE AGREEMENT

Purchaser hereby elects to purchase _________ Units for a Purchase Price of $_____________.

Date (NOTE: To be completed by the Purchaser): ____________, 2015

If the Purchaser is an INDIVIDUAL, and if purchased with a SPOUSE, or as JOINT
TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION,
LIMITED LIABILITY COMPANY or TRUST:

	Name of Partnership,	Federal Taxpayer
	Corporation, Limited	Identification Number
Liability Company or Trust

By:
	Name:	State of Organization
Title:

	Date	Address

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EXHIBIT A TO THE
UNIT PURCHASE AGREEMENT

Purchasers

Investor Name	Investment Amount	No. of Common Shares	Warrant

Total

Exhibit B

Investor Questionnaire

Exhibit C

Form of Warrant

Exhibit D

Registration Rights Agreement